EXECUTION

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 99.12

AMENDMENT no. 2 TO
Fund Administration and Accounting agreement

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between each entity listed on Exhibit A attached hereto (each, a “Trust”, and collectively the “Trusts” as applicable), separately and not jointly, and The bank of new york mellon (“BNY”). BNY and the Trusts are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Trusts and BNY have entered into a Fund Administration and Accounting Agreement dated as of October 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Trusts and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.
Grayscale Bittensor Trust (TAO) and Grayscale Zcash Trust (ZEC) are hereby added as Parties to the Agreement.
2.
Exhibit A to the Agreement is deleted and replaced with Exhibit A attached hereto.
3.
As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.
4.
This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.
5.
This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.
6.
The governing law provision of the Agreement shall be the governing law provision of this Amendment.
7.
Each of the parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party or parties to this Amendment,

Page 1 of NUMPAGES 2

EXECUTION

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 99.12

including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

[Remainder of page intentionally left blank]
[Signature page follows]

Page 2 of NUMPAGES 2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON	GRAYSCALE INVESTMENT SPONSORS, LLC, on behalf of each Trust identified on Exhibit A attached hereto
By: /s/ Michael Gronsky	By: /s/ Craig Salm
Name: Michael Gronsky	Name: Craig Salm
Title: Senior Vice President	Title: Chief Legal Officer
Date: February 25, 2026	Date: February 24, 2026

EXECUTION

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 99.12

EXHIBIT A

[***]

Page 4 of NUMPAGES 2